UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 30, 2026

Hilton Grand Vacations Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37794	81-2545345
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6355 MetroWest Boulevard, Suite 180 Orlando, Florida 32835
(Address of principal executive offices, including zip code)

 (407) 722-3100
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	HGV	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

On October 30, 2026, Hilton Grand Vacations Inc. (the “Company”) entered into an uncollared accelerated share repurchase transaction (the “ASR Transaction”) with Deutsche Bank AG, London Branch (the “Dealer”), with Deutsche Bank Securities Inc. acting as agent, pursuant to a Master Confirmation and related Supplemental Confirmation (together, the “ASR Agreement”), to repurchase an aggregate of $200 million of the Company’s common stock, par value $0.01 per share (the “Common Stock”). The ASR Transaction is being conducted pursuant to the Company’s publicly announced share repurchase program authorized by its Board of Directors.

Under the terms of the ASR Agreement, on October 30, 2026, the Company will pay the Dealer $200 million and will receive from the Dealer an initial delivery of approximately 4.48 million shares of Common Stock. The final number of shares of Common Stock to be repurchased under the ASR Agreement will be based on volume-weighted average price of the Common Stock during the calculation period of the ASR Transaction, less a discount and subject to adjustments pursuant to the terms of the ASR Agreement. At final settlement, the Dealer may be required to deliver additional shares of Common Stock to the Company or, under certain circumstances, the Company may be required to deliver shares of Common Stock or, at its election, make a cash payment to the Dealer. Final settlement of the ASR Transaction is expected to occur no later than December 31, 2026, subject to the Dealer’s right to accelerate the scheduled termination date, in whole or in part, on or after December 1, 2026.

The ASR Agreement is subject to certain customary adjustments and termination provisions. In addition, upon the occurrence of certain extraordinary events, the Dealer may terminate the ASR Agreement, in which case the Company may receive fewer shares of Common Stock than expected.

The Dealer and its affiliates are full-service financial institutions that have engaged in, or may in the future engage in, investment banking, commercial banking and other commercial dealings in the ordinary course of business with the Company and its affiliates, for which they have received, or may in the future receive, customary fees and commissions.

The foregoing description of the ASR Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the form of ASR Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Form of Master Confirmation—Uncollared Accelerated Share Repurchase.
104	Cover page Interactive Data File (embedded with the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HILTON GRAND VACATIONS INC.

	By:	/s Charles R. Corbin
Charles R. Corbin
Senior Executive Vice President, General Counsel & Corporate Operations

Date: October 30, 2026